Cohen & Steers Global Realty Majors ETF

Shareholder Meeting

A Special Meeting of Shareholders of the Cohen & Steers Global Realty Majors ETF (the “Fund”) was held on October 14, 2011 (the “Meeting”). At the meeting, the following matters were voted on and approved by the Shareholders. Each vote reported represents one dollar of net asset value held on the record date of the meeting. The results of the Special Meeting of Shareholders are noted below.

Proposal 1 - To approve a new Investment Advisory Agreement for the Fund and ALPS Advisors, Inc.:

	Number of Votes					Percentage of Total Outstanding Votes				Percentage of Voted
Fund	Record Date Votes	Affirmative	Against	Abstain	Uninstructed	Affirmative	Against	Abstain	Uninstructed	Affirmative	Against	Abstain	Uninstructed
GRI	922,428.975	786,612.124	15,975.000	18,032.851	101,809.00	49.163%	0.998%	1.128%	6.363%	85. 276%	1.732%	1.955%	11.037%

ALPS Equal Sector Weight ETF

Shareholder Meeting

A Special Meeting of Shareholders of the ALPS Equal Sector Weight ETF (the “Fund”) was held on October 14, 2011 (the “Meeting”). At the meeting, the following matters were voted on and approved by the Shareholders. Each vote reported represents one dollar of net asset value held on the record date of the meeting. The results of the Special Meeting of Shareholders are noted below.

Proposal 1 - To approve a new Investment Advisory Agreement for the Fund and ALPS Advisors, Inc.:

	Number of Votes					Percentage of Total Outstanding Votes				Percentage of Voted
Fund	Record Date Votes	Affirmative	Against	Abstain	Uninstructed	Affirmative	Against	Abstain	Uninstructed	Affirmative	Against	Abstain	Uninstructed
EQL	862,129.456	692,739.980	6,045.000	27,513.476	135,831.000	43.296%	0.378%	1.720%	8.489%	80.352%	0.701%	3.192%	15.755%

Jefferies | TR/J CRB Global Commodity Equity Index Fund

Shareholder Meeting

A Special Meeting of Shareholders of the Jefferies | TR/J CRB Global Commodity Equity Index Fund (the “Fund”) was held on October 14, 2011 (the “Meeting”). At the meeting, the following matters were voted on and approved by the Shareholders. Each vote reported represents one dollar of net asset value held on the record date of the meeting. The results of the Special Meeting of Shareholders are noted below.

Proposal 1 - To approve a new Investment Advisory Agreement for the Fund and ALPS Advisors, Inc.:

	Number of Votes					Percentage of Total Outstanding Votes				Percentage of Voted
Fund	Record Date Votes	Affirmative	Against	Abstain	Uninstructed	Affirmative	Against	Abstain	Uninstructed	Affirmative	Against	Abstain	Uninstructed
CRBQ	1,436,536.627	1,308,544.328	49,602.098	14,388.201	64,002.000	48.464%	1.837%	0.534%	2.370%	91.090%	3.453%	1.002%	4.455%

Jefferies | TR/J CRB Global Agriculture Equity Index Fund

Shareholder Meeting

A Special Meeting of Shareholders of the Jefferies | TR/J CRB Global Agriculture Equity Index Fund (the “Fund”) was held on October 14, 2011 (the “Meeting”). At the meeting, the following matters were voted on and approved by the Shareholders. Each vote reported represents one dollar of net asset value held on the record date of the meeting. The results of the Special Meeting of Shareholders are noted below.

Proposal 1 - To approve a new Investment Advisory Agreement for the Fund and ALPS Advisors, Inc.:

	Number of Votes					Percentage of Total Outstanding Votes				Percentage of Voted
Fund	Record Date Votes	Affirmative	Against	Abstain	Uninstructed	Affirmative	Against	Abstain	Uninstructed	Affirmative	Against	Abstain	Uninstructed
CRBA	128,019.101	101,997.101	1,129.000	1,729.000	23,164.000	40.799%	0.452%	0.690%	9.266%	79.673%	0.882%	1. 351%	18.094%

Jefferies | TR/J CRB Industrial Metals Equity Index Fund

Shareholder Meeting

A Special Meeting of Shareholders of the Jefferies | TR/J CRB Industrial Metals Equity Index Fund (the “Fund”) was held on October 14, 2011 (the “Meeting”). At the meeting, the following matters were voted on and approved by the Shareholders. Each vote reported represents one dollar of net asset value held on the record date of the meeting. The results of the Special Meeting of Shareholders are noted below.

Proposal 1 - To approve a new Investment Advisory Agreement for the Fund and ALPS Advisors, Inc.:

	Number of Votes					Percentage of Total Outstanding Votes				Percentage of Voted
Fund	Record Date Votes	Affirmative	Against	Abstain	Uninstructed	Affirmative	Against	Abstain	Uninstructed	Affirmative	Against	Abstain	Uninstructed
CRBI	52,757.991	40,587.991	500.000	440.000	11,230.000	40.588%	0.500%	0.440%	11.230%	76.932%	0.948%	0.834%	21.286%

Jefferies | TR/J CRB Wildcatters Exploration & Production Equity ETF

Shareholder Meeting

A Special Meeting of Shareholders of the Jefferies | TR/J CRB Wildcatters Exploration & Production Equity ETF (the “Fund”) was held on October 14, 2011 (the “Meeting”). At the meeting, the following matters were voted on and approved by the Shareholders. Each vote reported represents one dollar of net asset value held on the record date of the meeting. The results of the Special Meeting of Shareholders are noted below.

Proposal 1 - To approve a new Investment Advisory Agreement for the Fund and ALPS Advisors, Inc.:

	Number of Votes					Percentage of Total Outstanding Votes				Percentage of Voted
Fund	Record Date Votes	Affirmative	Against	Abstain	Uninstructed	Affirmative	Against	Abstain	Uninstructed	Affirmative	Against	Abstain	Uninstructed
WCAT	179,026.283	137,608.283	4,247.000	4,646.000	32,525.000	39.317%	1.213%	1.327%	9.293%	76.865%	2.372%	2.595%	18.168%

Alerian MLP ETF

Shareholder Meeting

A Special Meeting of Shareholders of the Alerian MLP ETF (the “Fund”) was held on October 14, 2011 (the “Meeting”). At the meeting, the following matters were voted on and approved by the Shareholders. Each vote reported represents one dollar of net asset value held on the record date of the meeting. The results of the Special Meeting of Shareholders are noted below.

Proposal 1 - To approve a new Investment Advisory Agreement for the Fund and ALPS Advisors, Inc.:

	Number of Votes					Percentage of Total Outstanding Votes				Percentage of Voted
Fund	Record Date Votes	Affirmative	Against	Abstain	Uninstructed	Affirmative	Against	Abstain	Uninstructed	Affirmative	Against	Abstain	Uninstructed
AMLP	43,493,935.378	41,288,133.282	728,509.294	802,421.802	674,871.000	52.726%	0.930%	1.025%	0.862%	94.928%	1.675%	1.845%	1.552%